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                                                                    Exhibit 23.4



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (File No. 333-107803) of our report dated January 27, 2003 relating to the Statement of Revenues and Certain Operating Expenses for the Westchester Pavilion, which appears in the Current Report on Form 8-K/A (File No. 1-12803) of Urstadt Biddle Properties, Inc. dated January 29, 2003.



/s/ PricewaterhouseCoopers LLP


New York, New York
September 15, 2003